                                                                    Exhibit 10.5

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT, made and entered into as of the 1st day of June, 1987, between EXIDE CORPORATION, a Delaware corporation (the "Company"), and William
J. Rankin, an individual ("Employee").

                               W I N E S S E T H
                               -----------------

     The Company desires to retain the services of Employee, whose experience, knowledge and abilities are valuable to the Company, and the Employee desires to be employed by the Company, all on the terms set forth herein.

     1. Duties. The Company hereby employs Employee initially as Vice President
        ------
Engineering with powers and duties consistent with such position. Employee shall, during the term of this Agreement, perform such additional or different duties, and accept the election or appointment to such other offices or positions as may be specified by the Company's Board of Directors.

        Employee shall devote his full time and best efforts to the performance of his duties and to the advancement of the interests of the Company. Nothing herein shall be deemed to preclude or prohibit Employee from performing during regular business hours, services within the business and civic community commensurate with his prior practice including, without limitation, serving on boards of civic and governmental groups and other companies, advisory groups, committees and panels, but not to the detriment of his principal duties hereunder.

     2. Compensation.
        -------------

        (a) On the date of this Agreement and in order to induce Employee to enter into this Agreement, the Company is paying Employee $75,000.

        (b) During the term of this Agreement, the Company shall pay to Employee an annual salary of not less than $135,000. Employee's salary will be paid in equal installments on the Company's regular payroll date, but will be pro rated in any partial year of employment.

        (c) Employee will have the opportunity to earn a bonus of up to 100% of his salary each year during the term of this Agreement (to be pro rated for partial years) based upon the achievement of performance goals which have been specified by the Company's Board of Directors. The Board of Directors will set such goals after receiving and discussing the business plan for the Company for the period involved.

     3. Expenses. The Company will reimburse Employee for all usual, reasonable
        --------
and necessary expenses paid or incurred by him in the performance of his duties hereunder, subject to receipt by the Company of appropriate documentary proof of such expenditures and to the right of the Company at any time to place reasonable limitations on expenses thereafter to be incurred or reimbursed.

     4. Employee Benefits.  Employee shall be entitled to participate in and
        -----------------
receive any and all benefits pursuant to any benefit programs existing during the term of this Agreement that are generally available to other executives of the Company including, among other things, participation in any life insurance, hospital, surgical, medical or other group health and accident benefit plans, and the Company's annual vacation plan. The Company will provide Employee with a suitable automobile for business use. In addition, Employee will be entitled to participate in all profit sharing, pension, bonus or retirement plans as may be in existence during the term of this Agreement in accordance with their respective terms and provisions, but, to the extent participation or the amount of participation is in the discretion of the Board of Directors of the Company or any committee thereof, then Employee's participation shall likewise be solely in such discretion.

     5. Termination.
        -----------

        (a) This Agreement shall terminate (except for those provisions that require performance after termination) upon the first to occur of the following events:

               (i)  Employee's death or permanent disability;

               (ii) Employee's discharge for any reason which a majority of the Company's directors then in office (excluding for this purpose Employee, if then a director) determine to be reasonable;

        (iii) Employee's discharge for Cause (for purposes of this paragraph, the term "Cause" means the conviction of Employee of a crime involving moral turpitude, conduct tending to bring the Company into public disgrace or disrepute, or substantial failure to perform the duties required hereunder, but does not mean the Company's disagreement with any lawful action undertaken by Employee in the good faith exercise of his business judgment);

     and

          (iv) 90 days after Employee submits written notice of his resignation to the Company's Board of Directors or its Compensation Committee (or such earlier date within such 90-day period as the Board of Directors or its Compensation Committee may specify).

     (b) If this Agreement is terminated under sub-paragraph 5(a)(ii), the Company shall pay Employee one year's base salary in force at the time of termination as severance pay within 30 days after the effective date of such termination.

     6. Confidential Information. Employee agrees that he will not at any time, both during and after the term of this Agreement, divulge, furnish or make accessible to any party (except to any entity which shall succeed to the Company's business, or as specifically authorized by the Company's Board of Directors) any of the Company's trade secrets, patents, patent applications, price decisions or determinations, inventions or customers, until after such time as such information has become publicly known otherwise than by act or collusion of Employee .

     7. Restrictive Covenant.
        --------------------

        (a) Employee agrees that during the term of this Agreement, and for two years thereafter (unless this Agreement is terminated pursuant to sub-paragraph 5(a)(ii), he will neither directly nor indirectly engage in a business competing with any of the businesses conducted by the Company or any of its succesors or then subsidiaries or affiliates, nor without prior written consent of the Company's Board of Directors, directly or indirectly, have any interest in, own, manage, operate, control, be connected with as a stockholder, joint venturer, officer, employee, partner, or consultant, or otherwise engage, invest or participate in any business which shall be competitive with any material part of the businesses so conducted.

        (b) Nothing contained in this paragraph 7 shall prevent Employee from owing up to a 5% interest in any corporation or entity having one or more classes of its securities listed on a national securities exchange or publicly traded in the over-the-counter market, provided Employee is not actively involved in the operation or management of such corporation or entity. In the event that Employee's employment is terminated pursuant to sub-paragraph 5(a)(ii), he will be free to seek employment in any business regardless of whether that organization is engaged in activities that compete with any of the businesses conducted by the Company.

        (c) If under the circumstances existing at the time of enforcement of this Agreement the period, scope or area described in this paragraph 7 shall be found or held to be unreasonable, the parties hereto agree that the maximum period, scope or area reasonable under the circumstances shall be substituted for the stated period, scope or area.

        (d) The parties hereto agree that in the event of the breach of this paragraph 7 by Employee monetary damages alone would not be an adequate remedy to the Company for the injury that would result from such breach, and that the Company shall be entitled, at any time after any such breach, to immediately obtain injuctive relief prohibiting any further breach of this Agreement. Employee further agrees that any such injunctive relief obtained by the Company shall be in addition to monetary damages.

     8. Company Stock Matters. The Company has established and set aside an
        ---------------------
amount of its authorized but unissued Common Stock and/or Common Stock held in its treasury equal to approximately 33% of its Common Stock issued and committed to be issued (including such shares) (the "Executive Stock") to be available for sale as determined by the Company's Board of Directors to employees of the Company. It is the Company's intention, subject to obtaining all necessary consents or approvals of its Board of Directors to enter into an Executive Stock Agreement, the form of which is as set forth in Exhibit A hereto, and to sell to Employee a portion of the Executive stock equal to 0.75% of its Common Stock issued and committed to be issued at a price of $10.00 per share payable in cash as to the par value ($.01 per share) of such stock and by Employee's five year promissory note (secured by such stock) as to the remainder of the price. Such stock will "vest" (i.e., cease to be subject to a right on the part of the Company to repurchase it at original cost in the event Employee's employment hereunder terminates) in four equal installations over four years as provided for in the Executive Stock Agreement to be executed by Employee to the extent Employee remains in the Company's employ during such four year period and the Company achieves performance goals which have been established by the Board of Directors of the Company.

     9.  Waiver of Modification.  Any waiver, alteration or modifications of any
         ----------------------
of the provisions of this Agreement shall not be valid unless made in writing and signed by the parties hereto. Waiver by either of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

    10.  Construction.  This Agreement shall inure to the benefit of, and be
         ------------
binding upon any successor or assign of the parties hereto. This Agreement supersedes all prior agreements, amendments, memoranda representations or understandings, whether written or oral, with respect to the subject matter hereof between the Company and Employee.

    11.  Notices.  Any notice required or permitted to be given under this
         -------
Agreement shall be in writing and delivered in person or sent by registered, certified or express mail, postage and fees prepaid, in the case of the Company, to the then current address of its then principal office and, in the case of Employee, to the then current address of his office of employment hereunder or such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

     12. Counterparts. This Agreement may be executed in any number of
         ------------
counterparts, each of which shall be construed as an original for all purposes, but all of which taken together shall constitute one same Agreement.

     13. Description Headings. The descriptive headings for the paragraphs in
         --------------------
this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     14. Negotiated Agreement. This Agreement reflects the negotiations of both
         --------------------
parties hereto. The language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied.

     15. Severability. Whenever possible, each provision of this Agreement will
         ------------
be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be applicable by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective the day and year first above written.

                                          EXIDE CORPORATION



                                          ------------------------------

                                          Its     President
                                              --------------------------




                                          ------------------------------
                                          William J. Rankin

                                                                       EXHIBIT A
                                                                       ---------


                           EXECUTIVE STOCK AGREEMENT
                           -------------------------


     Agreement made as of March 26, 1987, between Exide Corporation, a Delaware
corporation (the "Company"), and                    ("Executive").

     The parties hereto agree as follows:

     1.  Purchase of Executive Stock.  Upon the execution of this Agreement,
         ---------------------------
Executive is purchasing, for $10.00 per share,      shares of the Company's
Class B Common Stock, par value $.01 per share (the "Executive Stock"). The purchase price shall be payable by Executive's delivery of Executive's 9% promissory note in the form of Exhibit 1 hereto (the "Note") and Executive's check for $.01 per share purchased.

     2.  Repurchase Option.
         -----------------

     (a) In consideration of the sale of the Executive Stock, Executive grants the Company the option described in this paragraph to buy from him, at his original cost, Executive Stock that has not become "Fully Vested" (as defined below) in the event that Executive ceases to be employed by the Company or the Company fails to achieve the annual performance goals referred to below. At its option, the Company may pay any portion of such purchase price by forgiving principal or interest owing under the Note.

     (b) On each March 31 commencing March 31, 1987 (a "Vesting Date"), 25% of the Executive Stock will "Time Vest" (i.e., will be partially vested) if Executive is then employed by the Company. Executive Stock which Time Vests on a Vesting Date will become Fully Vested if the Company achieves the annual performance goal specified in Exhibit 2 hereto for the year which ended on such Vesting Date (or, as noted in paragraph (d), if the performance goal is not achieved but the Company fails to exercise its option to purchase such Executive Stock).

     (c) If Executive's employment by the Company terminates before all the Executive Stock becomes Fully Vested, the Company may exercise its option to purchase any or all of the Executive Stock which is not Fully Vested on the date of termination by giving Executive notice of such exercise within 180 days after such termination.

     (d) If the Company fails to achieve an annual performance goal, the Company may exercise its option to purchase any or all of the Executive Stock which failed to become Fully Vested because such annual goal was not achieved by giving Executive notice of such exercise within 180 days after the date (a "Determination Date") the Company receives the opinion of its auditors on its financial statements for such annual period. Determination of whether a performance goal has been achieved will be made on or after the applicable Determination Date based upon the Company's audited financial statements. Notwithstanding the foregoing, there shall be excluded from the Company's results for purposes of determining whether any annual goal has been met, such amounts as the Board of Directors of the Company, in its sole discretion, shall determine appropriate to eliminate the results of businesses which have been sold, discontinued or acquired by the Company after the date hereof. If any shares become subject to the Company's option because a performance goal has not been achieved, but the Company does not exercise its option as to such shares they will be considered Fully Vested.

        (e) The Company will retain possession of each share of Executive Stock as escrow agent until such time as it is Fully Vested, the audit of the Company's financial statements for the year ended on the date of such vesting is completed and all principal of and interest on the Note have been paid. With respect to Executive Stock that does not Fully Vest, the Company will retain possession until the date of the closing of the Company's purchase pursuant to its option or until the option expires. While any Executive Stock is in the Company's possession, Executive shall have the right to vote such shares and to receive any dividends (other than stock dividends, which shall be delivered to the Company as escrow agent) paid thereon.

        (f) In the event of any stock split, stock dividend, reverse stock split, combination of shares, merger, consolidation, reorganization or recapitalization of or with respect to any Executive Stock, the purchase price, the number and the type of shares or property subject to purchase by the Company hereunder shall be equitably adjusted as determined by the Company's Board of Directors and any shares or property distributed with respect to the Executive Stock shall also be considered Executive Stock. Executive agrees to deliver any such shares or property to the Company to hold as escrow agent.

        (g) Executive agrees that the certificates for Executive Stock may bear a legend regarding the restrictions contained in this paragraph 2.

        3.   Section 83(b) Election.  Executive agrees that within 30 days
             ----------------------
after the date of this Agreement and within 30 days after he acquires any additional Executive Stock, he will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder. A form of such election is attached hereto.

     4.  Rights and Obligations Under Investment Agreement.  The Company and
         -------------------------------------------------
certain other persons are parties to an Investment Agreement dated as of January 28, 1983, as amended as of April 30, 1984, July 16, 1984 and March 14, 1986 (as so amended, the "Investment Agreement"). Executive acknowledges having received copies of such documents. Executive (i) agrees to vote his Executive Stock for the directors designated in accordance with paragraph 4C(i) of the Investment Agreement; (ii) agrees to be bound by the conditions of paragraph 5 of the Investment Agreement as to restrictions on the transfer of Executive Stock;
(iii) agrees to be bound by paragraph 4L of the Investment Agreement regarding appointment of a purchaser representative in certain transactions; and (iv) makes to the Company the investment representations contained in paragraph 8C of the Investment Agreement (and agrees to the legending requirements of such paragraph). Executive represents to the Company that he understands that he may not dispose of the Executive Stock except as provided in paragraph 5 of the Investment Agreement and he may therefore be required to hold it indefinitely, that he has been provided with copies of the Company's latest audited financial statements and interim unaudited statements, that he is able to bear the risk of loss of his entire investment in the Executive Stock and that he has been afforded an opportunity to ask any questions he may have of an officer of the Company regarding the foregoing and his investment.

     5.  Waiver or Modification.  Any waiver or modification of any of the
         ----------------------
provisions of this Agreement shall not be valid unless made in writing and signed by the parties hereto. Waiver by either party of any breach of this Agreement shall not operate as a waiver of any subsequent breach.

     6.  Construction.  This Agreement shall be governed by the laws of the
         ------------
State of Pennsylvania.

     7.  Binding Effect.  This Agreement shall inure to the benefit of, and be
         --------------
binding upon any successor or assign of the parties hereto.

     8.  Notices.  Any notice required or permitted to be given under this
         -------
Agreement shall be in writing and delivered in person or sent by registered, certified or express mail, postage and fees prepaid, in the case of the Company, to the then current address of its then principal office and, in the case of Executive, to the then current address of his office of employment hereunder or such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

     9. Counterparts. This Agreement may be executed in any number of
        ------------
counterparts, each of which shall be construed as an original for all purposes, but all of which taken together shall constitute one and the same Agreement.

    10. Negotiated Agreement. This Agreement reflects the negotiations of both
        --------------------
parties hereto. The language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied.

     IN WITNESS WHEREOF, the parties hereby have executed this Agreement as of the date first above written.

                                               EXIDE CORPORATION




                                               EXECUTIVE

                                                                       EXHIBIT 1

                                PROMISSORY NOTE

                                                            March 26, 1987

                                ("Maker"), for value received, hereby promises
to pay to Exide Corporation, a Delaware corporation, (the "Company"), at 101 Gibraltar Road, Horsham, PA 19044, or at such other place as may be designated in writing by the Company, the principal sum of One Thousand Five Hundred Eight Dollars and Forty-Nine Cents ($1,508.49) together with interest accruing thereon at the rate of nine percent (9%) per annum, compounded semi-annually, as hereinafter provided. Unless otherwise defined, terms used herein shall have the meanings assigned in the Executive Stock Agreement (the "Agreement") between the Maker and the Company and dated as of March 26, 1987.

     All unpaid principal and interest on this Note shall be payable at the earlier of: (i) the fifth anniversary of the date of this Note or (ii) the 180th day after the date on which Maker ceases to be employed by the Company. The Company may declare all or a portion of the outstanding principal hereof due and payable on fifteen days' notice in the event that counsel advises the Company that such action is necessary or desirable for compliance with state securities laws in connection with a public offering of the Company's securities. Together with each such principal payment, all interest shall be payable which shall have accrued on such principal payment from the date hereof to and including the date of payment.

     This Note may be prepaid in whole or in part at any time without premium or penalty, provided that there shall first be paid all interest which shall have accrued on the portion of principal being prepaid from the date hereof to and including the date of such prepayment.

     Maker hereby grants the Company a security interest in each share of Executive Stock (including any shares which are received pursuant to any stock split, stock dividend, merger, consolidation, reorganization or recapitalization) to secure the performance of the Maker's obligations under this Note.

     Failure to make full payment of principal and interest when due as hereinabove provided within three days after notice of such nonpayment has been given to Maker shall constitute a default. The filing by Maker of a petition in bankruptcy, his acquiescence in such a filing by any other person against him, the making by Maker of an assignment for the benefit of creditors and any other action by Maker seeking judicial relief from creditors shall constitute a default. Upon default, this Note shall become immediately due and payable without further notice or demand.

     Maker hereby waives presentment, demand and notice of dishonor in connection with the collection of the principal and interest due hereunder and agrees to pay the holder's reasonable legal and other fees and expenses incurred in such collection.

     This Note is executed and delivered as of the date first written above under the laws of the State of Pennsylvania and shall be interpreted thereunder.


WITNESS:                                 MAKER:

- -----------------------------            ------------------------------

                                                                       EXHIBIT 2



                      Earnings (Loss) Before Income Taxes
                      -----------------------------------

Fiscal Year Ending                                          Amount
- ------------------                                          ------
March 31, 1987                                              $ 5.9 million

March 31, 1988                                              $ 9.6 million

March 31, 1989                                              $13.7 million

March 31, 1990                                              $18.0 million


                      ELECTION TO INCLUDE STOCK IN GROSS

                   INCOME PURSUANT TO SECTION 83(b) OF THE

                             INTERNAL REVENUE CODE


     The undersigned purchased shares of Class B Common Stock, par value, $.01 share (the "Shares") of Exide Corporation, a Delaware corporation (the "Company"), on March 26, 1987. The Company has the right to repurchase certain of the Shares at cost from the undersigned (or from the holder of the Shares, if different from the undersigned) should the undersigned cease to be employed by the Company. Hence, the Shares are subject to a substantial risk of forfeiture and are nontransferable. The undersigned desires to make an election to have the Shares taxed under the provision of Code (S)83(b) at the time he purchased the Shares.

     Therefore, pursuant to Code (S)83(b) and Treasury Regulation (S)1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares described below, to report as taxable income in 1986 the excess (if any) of such Shares' fair-market value on March 26, 1987 over their purchase price.

     The following information is supplied in accordance with Treasury Regulation 1.83-2(a):

     1.  The name, address and social security number of the undersigned:



     2. A description of the property with respect to which the election is being made: 151 shares of the Company's Class B Common Stock, par value $.01 per share.

     3. The date on which the property was transferred: March 26, 1987. The taxable year for which such election is made: calendar 1987.

     4. The restrictions to which the property is subject: The Company has the right to repurchase so many of the Shares as have not yet vested at a price equal to the amount paid therefor within 180 days after the date the undersigned ceases to be employed by the Company or within 180 days after the Company receives its annual audited statements showing annual performance goals were not met (a "Repurchase Event"). One-fourth of the Shares will vest on each of the first four anniversaries of March 31, 1986. Vested Shares are subject to repurchase at original cost upon the occurrence of a Repurchase Event.

     5. The fair-market value on March 26, 1987 of the property with respect to which the election is being made, determined without regard to any lapse of restrictions, was

     6.  The amount paid for such property was

     A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations (S)1.83-2(e)(7).


Dated:  March __, 1987

                                      -2-